Exhibit 99

                             SMITHFIELD FOODS, INC.
                            1992 STOCK INCENTIVE PLAN
                            (As Amended and Restated)

         1. PURPOSE. The Smithfield Foods, Inc. 1992 Stock Incentive Plan (the "Plan") was adopted May 20, 1992 and approved by stockholders on September 2, 1992. The Plan as amended and restated was adopted April 13, 1994 subject to stockholder approval as to the amendments to the Plan. The Plan was adopted to further the long term stability and financial success of Smithfield Foods, Inc. (the "Company") by attracting and retaining key employees through the use of stock incentives. It is believed that ownership of Common Stock will stimulate the efforts of eligible participants upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Options granted to such participants under this Plan will strengthen their desire to remain with and provide services to the Company and will further the identification of their interests with those of the Company's stockholders.

         The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").

         2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Board" means the board of directors of the Company.

                  (b)      "Change of Control" means:

                           (i) The acquisition, other than from the Company, by
                  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
                  1934) of 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

                           (ii) Individuals who, as of the date hereof,
                  constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

                           (iii) Approval by the stockholders of the Company of
                  a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Company" means Smithfield Foods, Inc., a Delaware corporation.

                  (e) "Common Stock" means Common Stock, $.50 par value, of the Company. If the par value of the Common Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 11), the shares resulting from such a change shall be deemed to be Common Stock within the meaning of the Plan.

                  (f) "Committee" means the committee appointed by the Board as described under Section 12.

                  (g) "Date of Grant" means the date on which an Option is granted by the Committee or a later date specified by the Committee as the date the grant is to become effective.

                  (h) "Disability" or "Disabled" means a mental or physical condition that prevents a Participant from rendering the services for which he was employed. The Committee shall determine whether a Disability exists and such determination shall be conclusive.

                  (i) "Fair Market Value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Common Stock is traded) (i) if the Common Stock is traded on an exchange the average of the highest and lowest registered sales prices of the Common Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, or (ii) if the Common Stock is traded on the over-the-counter market, the average between the lowest and highest sales prices as reported by NASDAQ.

                  (j) "Insider" means a person subject to Section 16(b) of the Securities Exchange Act of 1934.

                  (k) "Nonstatutory Stock Option" means an Option, which does not meet the requirements of Section 422 of the Code, or even if meeting the requirements of Section 422 of the Code, is not intended to be an incentive stock option and is so designated.

                  (l) "Option" means a right to purchase Common Stock granted under the Plan, at a price determined in accordance with the Plan.

                  (m) "Parent" means, with respect to any corporation, a "parent corporation" of that corporation within the meaning of Section 424(e) of the Code.

                  (n) "Participant" means any person who receives an Option under the Plan.

                  (o) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                  (p) "Subsidiary" means, with respect to any corporation, a "subsidiary corporation" of that corporation within the meaning of
         Section 424(f) of the Code.

         3. GENERAL. Options granted under the Plan shall be Nonstatutory Stock Options.

         4. STOCK. Subject to Section 11 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 1,250,000 shares of Common Stock, which shall be authorized, but unissued shares. Shares allocable to options awarded under the Plan, that expire or terminate unexercised may be subjected to an Option under the Plan.

         5. ELIGIBILITY.

         (a) All present and future management employees and other employees who are in a position to contribute to the success of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive an Option under the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select persons to receive Options and, subject to the provisions of Section 6, to determine for each Participant the terms and conditions and the number of shares to be allocated to each Participant as part of each Option.

         (b) The grant of an Option shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

         6. STOCK OPTIONS.

         (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to a Participant stating the number of shares for which Options are granted and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

         (b) The exercise price of shares of Common Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

         (c) Options not otherwise exercisable because the five-year period from the date of grant has not expired will become automatically exercisable (i) if a Change of Control occurs, or (ii) on the day immediately preceding the Distribution Date under the amended Rights Agreement between the Company and First Union National Bank of North Carolina, Rights Agent, dated as of January 31, 1994, as amended from time to time.

         (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Options shall in all events not be more liberal than the following provisions:

                  (i) No Option shall be exercisable sooner than five years from the Date of Grant.

                  (ii) No Option may be exercised after the first to occur of
         (x) ten years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with the Company and its Parent and Subsidiary corporations for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

                  (iii) Except as otherwise provided in this paragraph, no Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise (or was so employed not more than three months before the time of the exercise) and has been employed by the Company or a Parent or Subsidiary of the Company at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of his Disability or death at a time when the Participant holds an Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Option (to the extent exercisable on the date of termination) within three months after the Participant's termination of employment. If a Participant's employment is terminated by reason of his Disability at a time when the Participant holds an Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Option (to the extent exercisable on the date of Disability) within one year after the Participant's termination of employment. If a Participant's employment is terminated by reason of his death at a time when the Participant holds an Option that is exercisable (in whole or in part), the Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant's death by the person to whom the

         Participant's rights under the Option shall have passed by will or by the laws of descent and distribution.

         (e) The maximum number of shares with respect to which Nonstatutory Options may be granted in any calendar year to an employee eligible to participate in the Plan is 100,000.

         7. METHOD OF EXERCISE OF OPTIONS.

         (a) Options may be exercised by written notice of the exercise given by the Participant to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that if the terms of the Option so permit, the Participant may (i) deliver shares of Common Stock that the Participant has owned for at least six months (valued at their Fair Market Value at the date of exercise), or cause to be withheld from the Option Shares, shares of Common Stock (valued at their Fair Market Value on the date of exercise), in satisfaction of all or any part of the exercise price, or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the exercise price.

         (b) The Company may place on any certificate representing Common Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any applicable withholding taxes, and has had issued a certificate for the shares of Common Stock acquired, the Participant shall possess no stockholder rights with respect to the shares.

         (c) As an alternative to making a cash payment to the Company to satisfy his tax withholding obligations, if the Option so provides or is amended to so provide, the Committee may establish procedures permitting the Participant to elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the employee arising in the year of its exercise upon the exercise of a Nonstatutory Stock Option. Any such election shall be made only in accordance with procedures established by the Committee.

         (d) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted, as the same now exists or may, from time to time, be amended.

         8. NONTRANSFERABILITY OF OPTIONS. Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code ("QDRO") and shall be exercisable, during the Participant's lifetime, only by the Participant or, if permitted by Rule 16b-3, an alternative payee under a QDRO or by his guardian, duly authorized attorney-in-fact or other legal representative.

         9. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective on May 20, 1992 and shall be submitted to the stockholders of the Company for approval. Until the Plan has been approved by the Company's stockholders, no Option shall be exercisable.

         10. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on May 19, 2002. No Options shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Common Stock reserved for issuance pursuant to Options granted under the Plan (except pursuant to Section 11), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the stockholders of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Options as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Option previously granted to him.

         11. CHANGE IN CAPITAL STRUCTURE.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of Common Stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

         (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Options as the Committee deems appropriate.

         (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         12. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee consisting of not less than two Directors of the Company, who are "outside directors", as that term is defined for purposes of Code section 162(m), who meet the requirements of paragraph (d) below and are appointed by the Board. Subject to the foregoing requirements, the Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Option the Committee deems appropriate to achieve the objectives of the Option and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

                  (a) The Committee shall have the power and complete discretion to determine (i) which Participants shall receive an Option, (ii) the number of shares of Common Stock to be covered by each Option, (iii) the fair market value of Common Stock, (iv) the time or times when an Option shall be granted, (v) whether an Option shall become vested over a period of time and, subject to the terms of the Plan, when it shall be fully vested, (vi) whether a Disability exists,

         (vii) the manner in which payment will be made upon the exercise of Options, (viii) conditions relating to the length of time before disposition of Common Stock received upon the exercise of Options is permitted, and (ix) any additional requirements relating to Options that the Committee deems appropriate. The Committee shall also have the power to amend the terms of previously granted Options so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

                  (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, on the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Exchange Act, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any Parent or Subsidiary of the Company that entitles Participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan (other than a "safe harbor plan" permitted under Rule 16b-3(C)(2)(i) and (ii)).

         13. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         IN WITNESS WHEREOF, the Company has caused this Plan as amended and restated to be executed this 13th day of April, 1994.

                                         SMITHFIELD FOODS, INC.

                                         By /s/ Joseph W. Luter, III
                                          -------------------------------
                                           Joseph W. Luter, III
                                           Chairman, President and
                                           Chief Executive Officer